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                                                                 EXHIBIT 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in AGCO Corporation's Registration Statements on Form S-8 (File No. 33-63802, File No. 33-83104, File No. 33-91686 and File No. 333-4707) of our report dated July 10, 1996 relating to the financial statements of the Agricultural Division of Iochpe-Maxion S.A., which appears in the Current Report on Form 8-K of AGCO Corporation dated June 28, 1996.


/s/ Price Waterhouse
- --------------------
Price Waterhouse
Auditores Independentes



Sao Paulo, Brazil
July 15, 1996